Exhibit 99.28(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated May 18, 2011, relating to the financial statements and financial highlights which appears in the March 31, 2011 Annual Reports to Shareholders of Old Mutual Analytic U.S. Long/Short Fund, Old Mutual Barrow Hanley Core Bond Fund, Old Mutual Large Cap Growth Fund, Old Mutual Copper Rock International Small Cap Fund, Old Mutual Focused Fund, Old Mutual TS&W Small Cap Value Fund, Old Mutual TS&W Mid Cap Value Fund (seven of the funds constituting Old Mutual Funds II) which are also incorporated by reference into the Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

April 10, 2012

PricewaterhouseCoopers LLP, 125 High Street, Boston, MA 02110

T: (617) 530 5000, F: (617) 530 5001, www.pwc.com/us

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated September 22, 2011, relating to the financial statements and financial highlights which appears in the July 31, 2011 Annual Reports to Shareholders of Old Mutual International Equity Fund, Old Mutual Analytic Fund, Old Mutual Copper Rock Emerging Growth Fund, Old Mutual Asset Allocation Balanced Portfolio, Old Mutual Asset Allocation Conservative Portfolio, Old Mutual Asset Allocation Growth Portfolio, Old Mutual Asset Allocation Moderate Growth Portfolio, (seven of the funds constituting Old Mutual Funds I) which are also incorporated by reference into the Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

April 10, 2012

PricewaterhouseCoopers LLP, 125 High Street, Boston, MA 02110

T: (617) 530 5000, F: (617) 530 5001, www.pwc.com/us